Press Release

Contacts:

Investors	Media
Investor Relations Department	Andrew Prusky
(800) 451-3801	Foamex International Inc.
(610) 744-2300

FOAMEX NAMES HAROLD J. EARLEY CHIEF FINANCIAL OFFICER

MEDIA, PA – December 16, 2008 - Foamex International Inc. (OTC: FMXL), a leading producer of polyurethane foam-based solutions and specialty comfort products, today announced that Harold J. Earley has been named Executive Vice President and Chief Financial Officer, effective immediately. Mr. Earley will report to Jack Johnson, President and Chief Executive Officer of Foamex.

Mr. Johnson stated, “We are very excited to have Harold join Foamex at this point in our history. We have a number of strategic initiatives in place that are aimed at expanding our product lines and market reach. Harold’s financial and operational leadership experience includes driving strategy and growth objectives for several very successful manufacturing companies in both the public and private sectors. These skills will be of great help to us as we build the business.”

“In addition,” Mr. Johnson stated, “Harold’s knowledge of cost accounting and ERP systems implementation, tax, treasury, risk management and financial reporting and audit processes will stand us in good stead as we continue to implement “best practices” throughout the Company.”

Most recently, Mr. Earley was Chief Financial Officer for Sonitrol Corporation, a leading provider of commercial security services, based in Berwyn, PA. From 2002 to 2006, Mr. Earley served as Chief Financial Officer of Celetronix International, Ltd., a $250 million international provider of electronic manufacturing services. From 1997 to 2002, Mr. Earley established a successful career at Amkor Technology Inc., a $2.7 billion publicly-held outsourced supplier of semiconductor assembly and test, where he held several positions of increasing responsibility, including Senior Vice President of Finance. Earlier in his career, Mr. Earley held the position of Audit Partner with Siana Carr & O’Connor, a regional accounting firm, and began his career in public accounting at KPMG upon graduation from college.

Mr. Earley received a B.S. in Business Administration/Accounting from Drexel University.

About Foamex International Inc.

Foamex, headquartered in Media, PA, is a leading producer of polyurethane foam-based solutions and specialty comfort products. The Company services the bedding, furniture, carpet cushion and automotive markets and also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at www.foamex.com.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, the Company’s liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company’s most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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